Exhibit 2(d)(1)

CONTROL NUMBER:	THIS SUBSCRIPTION CERTIFICATE	SUBSCRIPTION
	MAY BE USED TO SUBSCRIBE	CERTIFICATE
	FOR PREFERRED STOCK. FULL	FOR
INSTRUCTIONS APPEAR ON THE
BACK OF THIS SUBSCRIPTION
	CERTIFICATE	SHARES
THE MEXICO EQUITY & INCOME FUND, INC.
SUBSCRIPTION CERTIFICATE FOR PREFERRED SHARES
ESTIMATED SUBSCRIPTION PRICE: U.S. $20.35 PER PREFERRED SHARE
THE FINAL SUBSCRIPTION PRICE WILL BE THE GREATER OF (a) 90% OF THE FUND’S NET ASSET VALUE PER SHARE AS DETERMINED ON THE EXPIRATION DATE OR (b) THE AVERAGE CLOSING PRICE OF OUR COMMON STOCK OVER THE FOUR CONSECUTIVE TRADING DAYS ENDING ON THE EXPIRATION DATE
VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
(NEW YORK TIME) ON DECEMBER __, 2005, THE EXPIRATION DATE
REGISTERED OWNER:
The registered owner of the Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for Preferred Stock, $0.001 par value, of The Mexico Equity and Income Fund, Inc. (the “Fund”) shown above, in the ratio of one share of Preferred Stock for each 0.75 Rights, pursuant to the Basic Subscription Right and upon the terms and conditions and at the price for each share of Preferred Stock specified in the Prospectus dated ___2005 relating thereto.

Dated: __________, 2005	IMPORTANT: Complete appropriate form on reverse

Secretary	President

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY OF
NEW YORK
TRANSFER AGENT AND REGISTRAR

By:

Authorized Signature

PLEASE FILL IN ALL APPLICABLE INFORMATION
Expiration Date December __, 2005

TO:	Computershare Trust Company of New York 88 Pine Street, 19th Floor New York, New York 10005

A.	Basic Subscription Right		x	$20.35	= $	(1)

		(No. of Shares)		(Subscription Price)

B.	Over-Subscription Privilege		x	$20.35	= $	(2)

		(No. of Shares)		(Subscription Price)

C.	Amount of Check Enclosed (or amount in notice of guaranteed delivery) payable to
	“The Mexico Equity and Income Fund, Inc.”				= $

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Preferred Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged, I hereby agree that if I fail to pay for the shares of Preferred Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

 Signature of Subscriber(s)

 Address for delivery of Shares
If permanent change address, check here ☐
Please give your telephone number: (    ) ________________________
Tax I.D. Number or Social Security Number: ______________________
METHOD OF PAYMENT (CHECK ONE)
☐	Check or certified check, cashier’s check or bank draft drawn on a U.S. bank, or U.S. postal money order payable to “The Mexico Equity and Income Fund, Inc.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Computershare Trust Company of New York, as Subscribing Agent, for purpose of accepting subscriptions in this Rights Offering at Harris N.A., ABA #071000288, Account # 2279388.
If you do not indicate the number of shares being purchased, or do not forward full payment of the total Subscription Price for the number of shares that you indicate are being purchased, then you will be deemed to have exercised your Rights with respect to the maximum number of shares that may be purchase on the actual payment delivered. The Fund will make this determination as follows:
•	you will be deemed to have exercised your Basic Subscription Right to the full extent of the payment received, and

•	if any funds remain, you will be deemed to have exercised your Over-subscription Privilege to the extent of the remaining funds.

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate
Your signature must be guaranteed by an Eligible Guarantor Institutions that term is defined under Rule 17AD-15 of the Securities Exchange Act of 1934, which may include:
(A)	Commercial bank or trust company, or

(B)	A member of a domestic stock exchange, or

(C)	A savings bank or credit union

Signature Guaranteed

(Name of Bank or Firm)

By

(Signature of Officer and Title)
PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER’S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATE REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.